Exhibit 99.2
JOINT FILING AGREEMENT AND POWER OF ATTORNEY
     Each of the undersigned parties does hereby agree to jointly file with the Securities and Exchange Commission the Schedule 13D amendment filed herewith (and any amendments thereto) relating to the common stock of NYMAGIC, INC., and hereby authorizes and appoints each of William Jeter Michaelcheck and Charles Raymond Howe II as attorney-in-fact and agent of the undersigned, with full power of substitution, to execute such Schedule 13D amendment and any amendments thereto.
October 12, 2005

MARINER PARTNERS, INC.
By:	/s/ William J. Michaelcheck
William J. Michaelcheck,
Chairman and Chief Executive Officer

/s/ William J. Michaelcheck
William J. Michaelcheck

/s/ Mark W. Blackman
Mark W. Blackman

LIONSHEAD INVESTMENTS LLC
By:	/s/ John N. Blackman, Jr.
John N. Blackman, Jr., Member

BLACKMAN CHARITABLE REMAINDER TRUST
By:	/s/ John N. Blackman, Jr.
John N. Blackman, Jr., Trustee

LOUISE B. TOLLEFSON 2000 FLORIDA INTANGIBLE TAX TRUST DATED 12/12/00
By:	/s/ Robert G. Simses
Robert G. Simses, Trustee

LOUISE B. BLACKMAN TOLLEFSON FAMILY FOUNDATION DATED 3/24/98
By:	/s/ Robert G. Simses
Robert G. Simses, Trustee

LOUISE B. TOLLEFSON CHARITABLE LEAD ANNUITY TRUST DATED 3/30/00
By:	/s/ Robert G. Simses
Robert G. Simses, Trustee

BENNETT H. TOLLEFSON CHARITABLE LEAD UNITRUST DATED 3/30/00
By:	/s/ Robert G. Simses
Robert G. Simses, Trustee

/s/ A. George Kallop
A. George Kallop

/s/ George R. Trumbull, III
George R. Trumbull, III